Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2004, except as to Note 12 which is as of May 25, 2004, relating to the financial statements of ACADIA Pharmaceuticals Inc., which appears in the Company’s Registration Statement on Form S-1, as amended (File No. 333-113137).

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

May 27, 2004